                                                                   Exhibit 10.12



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         dated as of September 18, 1997

                                  by and among

                              SERVICE EXPERTS, INC.

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.
                              AGENT AND AS A LENDER

                               TABLE OF CONTENTS


Article I.  Definitions...................................................   -1-

Article II. The Credit....................................................  -13-
       Section 2.01 The Revolving Credit Loan.............................  -13-
       Section 2.02 Letters of Credit.....................................  -13-
       Section 2.03 Interest Rate.........................................  -15-
       Section 2.04 Procedure for Revolving Credit Borrowing..............  -15-
       Section 2.05 Use of Proceeds.......................................  -16-
       Section 2.06 Participation.........................................  -16-
       Section 2.07 Term of This Agreement................................  -17-
       Section 2.08 Payments to Principal Office; Debit Authority.........  -17-
       Section 2.09.......................................................  -17-
              (a)   Required Prepayment...................................  -17-
              (b)   Principal Payments and Optional Prepayments...........  -17-
              (c)   Permanent Reductions..................................  -18-
              (d)   Interest Payments.....................................  -18-
       Section 2.10 Funding Losses........................................  -18-
       Section 2.11 Apportionment of Payments.............................  -19-
       Section 2.12 Sharing of Payments, Etc..............................  -19-
       Section 2.13 Right of Offset, Etc..................................  -19-
       Section 2.14 Commitment Fee........................................  -19-
       Section 2.15 Usury.................................................  -20-
       Section 2.16 Interest Rate Not Ascertainable, Etc..................  -20-
       Section 2.17 Illegality............................................  -21-
       Section 2.18 Increased Costs.......................................  -21-
       Section 2.19 Swing Line Commitment; Use of Proceeds................  -22-
              (a)   Availability..........................................  -22-
              (b)   Borrowing Procedure Under Swing Line Commitment.......  -22-
              (c)   Use of Proceeds.......................................  -23-
              (d)   Refunding Swing Line Loans With Proceeds of Mandatory
                      Revolving Loans.....................................  -23-

Article III.  Guarantors..................................................  -24-
       Section 3.01 Guarantors............................................  -24-

Article IV.  Representations and Warranties...............................  -24-
       Section 4.01 Corporate Existence...................................  -24-
       Section 4.02 Power and Authorization...............................  -24-
       Section 4.03 Binding Obligations...................................  -24-
       Section 4.04 No Legal Bar or Resultant Lien........................  -24-
       Section 4.05 No Consent............................................  -25-
       Section 4.06 Financial Condition...................................  -25-

       Section 4.07 Investments, Advances, and Guaranties.................  -25-
       Section 4.08 Liabilities and Litigation............................  -25-
       Section 4.09 Taxes; Governmental Charges...........................  -25-
       Section 4.10 No Default............................................  -25-
       Section 4.11 Compliance with Laws, Etc.............................  -26-
       Section 4.12 ERISA.................................................  -26-
       Section 4.13 Consolidated Entities.................................  -26-
       Section 4.14 No Material Misstatements.............................  -26-
       Section 4.15 Solvency..............................................  -26-
       Section 4.16 Regulation U..........................................  -26-
       Section 4.17 Filings...............................................  -27-
       Section 4.18 Title, Etc............................................  -27-
       Section 4.19 Investment Company Act................................  -27-
       Section 4.20 Personal Holding Company..............................  -27-
       Section 4.21 Burdensome Agreements.................................  -27-
       Section 4.22 Insurance.............................................  -27-
       Section 4.23 Subsidiaries..........................................  -28-

Article V.   Conditions Precedent.........................................  -28-
       Section 5.01 Initial Conditions....................................  -28-
              (a)   Notes and Loan Documents..............................  -28-
              (b)   Resolutions...........................................  -28-
              (c)   Certificate of Existence..............................  -28-
              (d)   Consents, Etc.........................................  -28-
              (e)   Incumbency Certificate................................  -28-
              (f)   Charter and By-Laws and Organizational Documents......  -28-
              (g)   Attorneys Opinion Letter..............................  -29-
              (h)   Payment of Fees, Etc..................................  -29-
              (i)   No Default Certificate................................  -29-
              (j)   Other.................................................  -29-
       Section 5.02 All Borrowings........................................  -29-

Article VI.  Affirmative Covenants........................................  -29-
       Section 6.01 Financial Statements and Reports......................  -30-
              (a)   Annual Reports........................................  -30-
              (b)   Quarterly and Year-to-Date Reports....................  -30-
              (c)   Compliance Reports....................................  -30-
              (d)   SEC Filings and Public Information....................  -30-
              (e)   Other Information.....................................  -31-
       Section 6.02 Annual Certificates of Compliance.....................  -31-
       Section 6.03 Taxes and Other Liens.................................  -31-
       Section 6.04 Maintenance...........................................  -31-
       Section 6.05 Further Assurances....................................  -32-
       Section 6.06 Performance of Obligations............................  -32-
       Section 6.07 Insurance.............................................  -32-

       Section 6.08 Accounts and Records..................................  -32-
       Section 6.09 Right of Inspection...................................  -33-
       Section 6.10 Notice of Certain Events..............................  -33-
       Section 6.11 ERISA Information and Compliance......................  -33-
       Section 6.12 Management............................................  -33-
       Section 6.13 Additional Guaranties.................................  -34-
       Section 6.14 Equity Proceeds.......................................  -34-

Article VII.   Negative Covenants.........................................  -34-
       Section 7.01 Debts, Guarantees, and Other Obligations..............  -34-
       Section 7.02 Liens.................................................  -35-
       Section 7.03 Investments, Loans, and Advances......................  -35-
       Section 7.04 Distributions, and Redemptions; Issuance of Stock.....  -36-
       Section 7.05 Sales and Leasebacks..................................  -36-
       Section 7.06 Nature of Business....................................  -37-
       Section 7.07 Mergers, Consolidations, Etc..........................  -37-
       Section 7.08 Proceeds of Loan......................................  -37-
       Section 7.09 Disposition of Assets.................................  -37-
       Section 7.10 Limitation on Business................................  -37-
       Section 7.11 Inconsistent Agreements...............................  -37-
       Section 7.12 Acquisitions..........................................  -37-

Article VII.A. Financial Covenants........................................  -38-
       Section 7A.01 Financial Covenants..................................  -38-
              (a)   Minimum Net Worth.....................................  -38-
              (b)   Senior Funded Debt to EBIA............................  -38-
              (c)   Total Funded Debt to EBIA.............................  -38-
              (d)   Adjusted Total Funded Debt to Capitalization..........  -38-
              (e)   Fixed Charge Coverage Ratio...........................  -38-

Article VIII.  Events of Default..........................................  -38-
       Section 8.01 Events of Default.....................................  -38-
              (a)   Principal and Interest Payments.......................  -38-
              (b)   Representations and Warranties........................  -39-
              (c)   Obligations...........................................  -39-
              (d)   Involuntary Bankruptcy or Receivership Proceedings....  -39-
              (e)   Voluntary Petitions...................................  -39-
              (f)   Assignments for Benefit of Creditors, Etc.............  -39-
              (g)   Undischarged Judgments................................  -39-
              (h)   Violation of Laws, Etc................................  -40-
              (i)   Execution of Guaranty by a Consolidated Entity........  -40-
              (j)   ERISA Liability.......................................  -40-
              (k)   Change of Ownership...................................  -40-
              (l)   Executive Committee...................................  -40-
              (m)   Default to Other Persons..............................  -40-

       Section 8.02  Remedies.............................................  -40-
       Section 8.03  Default Conditions...................................  -41-

Article IX.  General Provisions...........................................  -42-
       Section 9.01  Notices..............................................  -42-
       Section 9.02  Invalidity...........................................  -42-
       Section 9.03  Survival of Agreements...............................  -42-
       Section 9.04  Successors and Assigns...............................  -43-
       Section 9.05  Waivers..............................................  -43-
       Section 9.06  Cumulative Rights....................................  -43-
       Section 9.07  Governing Law........................................  -43-
       Section 9.08  Time of Essence......................................  -43-
       Section 9.09  Costs, Expenses, and Taxes...........................  -43-
       Section 9.10  Entire Agreement; No Oral Representations Limiting
                     Enforcement..........................................  -43-
       Section 9.11  Amendments...........................................  -43-
       Section 9.12  Distribution of Information..........................  -44-

Article X.   Jury Waiver..................................................  -44-
       Section 10.01 Jury Waiver..........................................  -44-

Article XI.  Hazardous Substances.........................................  -44-
       Section 11.01 Representation and Indemnity Regarding Hazardous
                     Substances...........................................  -44-

Article XII. The Agent....................................................  -45-
       Section 12.01 Appointment of Agent.................................  -45-
       Section 12.02 Authorization of Agent with Respect to the Loan
                     Documents............................................  -46-
       Section 12.03 Agent's Duties Limited; No Fiduciary Duty............  -48-
       Section 12.04 NO RELIANCE ON THE AGENT.............................  -48-
       Section 12.05 Certain Rights of Agent..............................  -49-
       Section 12.06 Reliance by Agent....................................  -49-
       Section 12.07 Indemnification of Agent.............................  -49-
       Section 12.08 The Agent in its Individual Capacity.................  -50-
       Section 12.09 Holders of Notes.....................................  -50-
       Section 12.10 Successor Agent......................................  -50-
       Section 12.11 Notice of Default or Event of Default................  -51-
       Section 12.12 Benefit of Agreement.................................  -51-

                                    EXHIBITS

Exhibit A:    form of Borrowing Request
Exhibit B:    form of Continuation/Conversion Notice
Exhibit C:    List of Guarantors
Exhibit D:    form of Application and Agreement for Standby Letter of Credit
Exhibit E:    form of Revolving Credit Note
Exhibit F:    List of Consolidated Entities
Exhibit G:    form of Compliance Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of this 18th day of September, 1997 by and between SERVICE EXPERTS, INC., a Delaware corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("STB"), and the other banks and lending institutions who become Lenders pursuant to
Section 12.12 herein (STB and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article XII herein (the "Agent").

                                    RECITALS

         1. The Borrower, Agent, and the Lender entered into a Credit Agreement dated September 3, 1997.

         2. Subsequent to the execution of the Credit Agreement, the Borrower, the Lenders, and Agent determined to include a Swing Line Commitment.

         3. The parties to the Credit Agreement desire to amend and restate the Credit Agreement as provided herein.

         4. This Amended and Restated Credit Agreement shall govern the terms and conditions under which the Lenders have agreed to extend credit to the Borrower.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

         Article I. Definitions.

         As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

         The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

         All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

         All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         All references herein to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

              "Acquisition" means the acquisition by any Consolidated Entity of any of the following: (a) the controlling interest in any Person, (b) a Consolidated Entity, or (c) all or substantially all of the Property of any Person.

              "Adjusted Total Funded Debt" means the sum of: (a) Total Funded Debt for the Consolidated Entities, plus (b) consolidated rent expense for the Consolidated Entities calculated in accordance with Standard & Poor's Corporation methodology, as such may change from time to time.

              "Advance" or "Advances" means any and all amounts advanced by Lenders to or for the account of the Borrower hereunder or under the Revolving Credit Loan and all amounts advanced by the Swing Line Lender under the Swing Line Loan, including, without limitation, advances of loan proceeds, payments in overdraft, and amounts evidenced by Letters of Credit. The terms "Advance" and "Loan" are used interchangeably in this Agreement.

              "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

              "Agent" means SunTrust Bank, Nashville, N.A. or its successor as appointed pursuant to the provisions of Article XII herein.

              "Agreement" means this Amended and Restated Credit Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

              "Applicable Margin" means the number of basis points per annum determined on the Determination Date in accordance with the following table for the purpose of calculating the Commitment Fee, the LIBOR Option, and the Letter of Credit Fee:

------------------------------------------------------------------------------------------------------------------------------------
              RATIO OF TOTAL FUNDED DEBT TO EBIA
              ----------------------------------------------------------------------------------------------------------------------
Purpose       less than 1.0x    greater than or equal to 1.0x but   greater than or equal to 1.5x but  greater than or equal to 2.0x
                                less than 1.5x                      less than 2.0x
------------------------------------------------------------------------------------------------------------------------------------
Commitment    20 basis points   25 basis points                     30 basis points                     37.5 basis
Fee           per annum         per annum                           per annum                           points per
Calculation                                                                                             annum
------------------------------------------------------------------------------------------------------------------------------------
Calculation   75 basis points   100 basis points                    125 basis points                    150 basis
of LIBOR      per annum         per annum                           per annum                           points per
Option and                                                                                              annum
Letter of
Credit Fee
====================================================================================================================================


              "Applicable Rate" means either the Base Rate Option or the LIBOR Option, except in the case of an Advance under the Swing Line Loan, the Applicable Rate shall mean the Swing Line Rate.

              "Assignment and Acceptance" means an Assignment and Acceptance form executed by a Lender assigning its interest in the Revolving Credit Loan, or any portion therein (other than as a participation), to an Eligible Assignee in a form reasonably satisfactory to Agent.

              "Bankruptcy Code" means the Bankruptcy Code, as set forth in 11 U.S.C. Section 101 et seq., as such may be amended from time to time.

              "Base Rate" means the rate of interest equal to the higher of (i) the rate of interest most recently announced by Agent as its "base" or "prime" lending rate, as the case may be, for dollar loans in the United States; and (ii) the Federal Funds Rate (as in effect from time to time) plus one-half of one percent (1/2%) per annum. The Base Rate is determined daily. The "base" or "prime" lending rate is a reference rate and does not necessarily represent the lowest or best interest rate actually charged to any customer. Each change in the "base" or "prime" lending rate announced by Agent shall take effect at the opening of business on the day such announcement is made. The Agent may make commercial loans or other loans at rates of interest at, above, or below such "base" or "prime" lending rate.

              "Base Rate Option" shall mean that rate of interest equal to the Base Rate.

              "Borrower" shall have the same meaning attributed to that term in the preamble to this Agreement.

              "Borrowing Date" means that date on which the Advances are to be funded and which must be a day other than a Saturday, Sunday, or day on which commercial banks are authorized to close for business in New York City or the State of Tennessee.

              "Borrowing Request" means a request in the form of Exhibit A hereto submitted by the Borrower to Agent for an Advance as described in Section 2.04 of this Agreement.

              "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close for business in New York City or the State of Tennessee; provided, however, when used with reference to LIBOR Advances (including the making, continuing, prepaying, or repaying of any LIBOR Advances), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits of U.S. dollars in the London interbank market.

              "Business Sweep System" means the procedure and policies established from time to time by the Swing Line Lender and which may change without notice to Borrower by which: (i) the Swing Line Lender causes funds to be deposited into and removed from the Funding Account to meet certain operational requirements of Borrower, and (ii) automatic payments, to the extent funds are available, are applied to the Swing Line Loan.

              "Capitalization" means an amount equal to Total Funded Debt of the Consolidated Entities plus Consolidated Net Worth.

              "Closing Date" means the 3rd day of September, 1997.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

              "Commitment Fee" has the same meaning as set forth in Section 2.14 herein.

              "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to the Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

              "Consolidated Amortization" means the amount attributed to amortization on the Financial Statements of the Consolidated Entities, as calculated in accordance with GAAP.

              "Consolidated Entity" or "Consolidated Entities" means: (a) the Borrower, (b) all present and future Subsidiaries, Controlled Partnerships, and Controlled LLC's of the Borrower, and (c) any Person the financial statements of which are consolidated with any other Consolidated Entity identified in subparts (a) and (b) hereof. (The current Consolidated Entities are depicted on Exhibit F hereto.)

              "Consolidated Interest Expense" means the aggregate interest expense and amortization of deferred loan costs of the Consolidated Entities, on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on capitalized lease obligations of the Consolidated Entities, and net costs under interest rate protection agreements for the Consolidated Entities, all as determined in conformity with GAAP.

              "Consolidated Net Income" shall mean for any fiscal period the consolidated net income of the Consolidated Entities, as calculated in accordance with GAAP.

              "Consolidated Net Worth" means on a consolidated basis the excess of (A) total assets over (B) total liabilities, for the Consolidated Entities, as determined in accordance with GAAP.

              "Continuation/Conversion Notice" means the notice delivered on behalf of the Borrower to Agent in the form of Exhibit B hereto.

              "Control Group" means any Person and all Affiliates of such Person.

              "Controlled LLC" means a limited liability company, the ownership and management of which is held by and/or controlled by any Consolidated Entity.

              "Controlled Partnership" means a general partnership or joint venture of which any Consolidated Entity is a general partner or joint venturer, or a limited partnership which has any Consolidated Entity as a general partner and with respect to which general partnership, joint venture, or limited partnership, any Consolidated Entity serving as general partner or joint venturer is entitled to receive not less than 51% of any distributions of cash or other Property made to the partners or joint venturers thereof.

              "Conversion Date" means that date on which Advances on which interest accrues at the Base Rate Option are converted to LIBOR Advances and that date on which LIBOR Advances are converted to Advances on which interest accrues at the Base Rate Option.

              "Debt" means, with respect to any Consolidated Entity, without duplication, on a consolidated basis, (i) Total Funded Debt, and (ii) all other liabilities contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Consolidated Entity as a liability, but in any event including (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Consolidated Entity and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by any Consolidated Entity, (b) endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business) and obligations to supply funds for the purchase or payment of Debt of others, and (c) all outstanding indemnities.

              "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

              "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.03 hereof.

              "Default Rate" means interest rate equal to two percent (2%) per annum above the Base Rate.

              "Determination Date" means that date which is ten (10) Business Days subsequent to Agent's receipt of the Borrower's most recent consolidated Financial Statements and most recent quarterly calculations of Borrower's ratio of Total Funded Debt to EBIA.

              "EBIA" means Consolidated Net Income, plus Consolidated Interest Expense, plus Consolidated Amortization, as determined in accordance with GAAP.

              "Eligible Assignee" means: (i) a financial institution organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000, which has been approved by Borrower and Agent as an Eligible Assignee, provided that Borrower and Agent shall not unreasonably withhold its approval of any financial institution seeking to become an Eligible Assignee, and provided that, the approval of the Borrower and the Agent shall not be required if an Event of Default exists hereunder or (ii) any Lender.

              "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation applicable or pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting any of the Property of any Consolidated Entity.

              "Equity Proceeds" means the net proceeds obtained by any Consolidated Entity through the public or private placement of shares of stock of any Consolidated Entity or the issuance of subordinated debt of any Consolidated Entity (the form, substance, and terms of which subordinated debt shall first be determined to be acceptable to Lenders).

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

              "Facing Fee" means the fee as stipulated in a letter agreement between Borrower and Agent dated September 2, 1997, referred to therein as the "Fee Letter."

              "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers for such day, as published on the next succeeding Business Day by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

              "Financial Statements" means (i) the consolidated financial statement or statements of the Consolidated Entities, described or referenced in Section 4.06 hereof and delivered with this Agreement to Agent for distribution to Lenders, and (ii) subsequent financial statements as described or referenced in Section 6.01 and required to be provided pursuant to this Agreement.

              "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on the last day of each March, June, September, and December.

              "Fiscal Year" or "Annually" means the twelve-month accounting period ending December 31st of each year and presently used by the Borrower as its fiscal year for accounting purposes, or such other twelve (12) month accounting period adopted by Borrower as its fiscal year and ending on the last day of March, June, or September.

              "Fixed Charges" means the sum of Consolidated Interest Expense, plus long-term Debt paid by the Consolidated Entities on a consolidated basis (excluding any amounts paid under this Agreement), and plus cash dividends paid, as determined on a consolidated basis for the Consolidated Entities in accordance with GAAP.

              "Funding Account" shall mean that certain account maintained by the Borrower with Agent, bearing account no. 7020176082.

              "GAAP" means generally accepted accounting principles in the United States.

              "Guarantor" and "Guarantors" mean each and all of the Persons described on Exhibit C herein, as well as all future Persons executing or required to execute a Guaranty pursuant to Section 6.13 herein.

              "Guaranty" and "Guaranties" mean the guaranty agreements executed by each of the Guarantors in form and substance approved by Agent.

              "Hazardous Substances" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
         Section 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.

         Section 1801, et seq.; any applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials, and waste which are or become regulated under any Environmental Law.

              "Interest Rate Period" means with respect to any LIBOR Advances:

              (i) initially, the period commencing on any Borrowing Date or on any Conversion Date, as the case may be, and ending one, two, three, or six months thereafter, as designated by Borrower on its Borrowing Request or on its Continuation/Conversion Notice, as the case may be, given with respect thereto, or as otherwise provided herein; and

              (ii) thereafter each period commencing on the last day of the next preceding Interest Rate Period and ending one, two, three, or six months thereafter as selected by Borrower on the applicable Continuation/Conversion Notice given with respect thereto, or as otherwise provided herein;

         provided that all foregoing provisions relating to Interest Rate Periods are subject to the following:

              (1) if any Interest Rate Period would otherwise end on a day that is not a Business Day, such Interest Rate Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Rate Period into another calendar month, in which event such Interest Rate Period shall end on the immediately preceding Business Day;

              (2) any Interest Rate Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

              (3) any Interest Rate Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Rate Period) shall end on the last Business Day of a calendar month.

              "Lender" or "Lenders" means STB, the other financial institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to Section 12.12, but shall not include any participant.

              "Letter of Credit Application Agreement" means that certain Application and Agreement for Issuance of a Letter of Credit in the form of Exhibit D hereto or any other similar form required by the Agent appropriately completed by the Borrower pursuant to Section 2.02(a) herein.

              "Letter of Credit Fee", as set forth in Section 2.02(b) herein, means an amount equal to the product of: (a) the Applicable Margin relating to the Letter of Credit Fee calculation in effect for each period of calculation multiplied by (b) the face amount of the Letter of Credit.

              "Letters of Credit" has the same meaning as set forth in Section
         2.02 herein.

              "LIBOR" shall mean, for any Interest Rate Period, the offered rates for deposits in U.S. Dollars for a period comparable to the selected Interest Rate Period appearing on the Telerate Screen Page 3750 as of 11:00 A.M. London time, on the day that is two (2) Business Days prior to the first day of the applicable Interest Rate Period. If any of the Interest Rate Periods is unavailable on Telerate Screen Page 3750, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated by the Agent to the Borrower.

              "LIBOR Advances" means Advances made hereunder calculated at the LIBOR Option.

              "LIBOR Loans" shall have the same meaning as set forth in Section 2.18(a)(ii)(A) herein.

              "LIBOR Option" means that rate of interest equal to LIBOR, plus the Applicable Margin, as such may be adjusted for applicable reserve requirements, if any.

              "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person, other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, a Consolidated Entity shall be deemed to be the owner of any Property that such Consolidated Entity has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

              "Loan" or "Loans" means any borrowing by the Borrower under this Agreement, and/or any extension of credit by Lenders or Swing Line Lender to or for the Borrower pursuant to this Agreement, the Revolving Credit Loan, the Swing Line Loan, or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

              "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Revolving Credit Notes, the Swing Line Note, the Guaranties, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Agent's request.

              "Majority Lenders" means those Lenders with an aggregate Pro Rata Share equal to or greater than 66 2/3%.

              "Maturity Date" for the Revolving Credit Loan and the Swing Line Loan shall mean the earlier of (i) September 3, 1999 and (ii) the date the repayment of the Revolving Credit Loan or the Swing Line Loan is accelerated pursuant to Article VIII herein.

              "Maximum Total Amount" means the principal amount of $50,000,000, or such lesser amount which may result from the Borrower permanently reducing the maximum principal amount that may be borrowed under the Revolving Credit Loan pursuant to Section 2.09(c).

              "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

              "Permitted Encumbrances" means: (i) taxes, assessments, and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued and subject to maintenance of adequate reserves as required by GAAP; (ii) mechanic's, materialmen's, contractors', landlords', warehousemen, or other similar Liens imposed by law and arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued and subject to maintenance of adequate reserves as required by GAAP;
         (iii) zoning restrictions, easements, and restrictions on the use of any of the Consolidated Entities' real property which do not materially impair the use of such real property; (iv) Liens disclosed on the consolidated Financial Statement of Borrower dated March 31, 1997; (v) Liens securing purchase money Debt of the Consolidated Entities which in the aggregate does not exceed $5,000,000 at any one time; (vi) customary Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, ERISA, or social security; (vii) customary Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations, and (viii) rights reserved or vested in governmental agencies and affecting the Property of any of the Consolidated Entities, but which does not materially impair the use of such Property.

              "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

              "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Consolidated Entity and covered by Title IV of ERISA or to which Section 412 of the Code applies.

              "Principal Office" means the principal office of the Agent located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

              "Pro Rata Share" means the percentage of Maximum Total Amount committed to by each of the Lenders as set forth opposite their respective signature hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

              "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

              "Revolving Credit Loan" means the aggregate principal amount evidenced by the Revolving Credit Notes.

              "Revolving Credit Loan Commitment" means, relative to any Lender, such Lender's obligation to make Advances pursuant to Section 2.01(a) of this Agreement.

              "Revolving Credit Note" and "Revolving Credit Notes" means, as the context may require: (a) any of the revolving credit notes executed by the Borrower, payable to the order of any Lender, substantially in the form of Exhibit E hereto, originally in the principal amounts each such Lender's Pro Rata Share bears to the Maximum Total Amount, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the outstanding Revolving Credit Loan, as each such Revolving Credit Note may from time to time be amended, increased, decreased, extended, renewed, restated, and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or substitution thereof and/or therefor, and/or (b) collectively, all of the foregoing.

              "Seller Notes" means any promissory note issued by any Consolidated Entity in connection with an Acquisition by such Consolidated Entity, which promissory notes and the payment thereunder has been subordinated to the obligations of the Borrower and the Guarantors arising under this Agreement and all other Loan Documents pursuant to such subordination agreement satisfactory to Agent.

              "Senior Funded Debt" means, with respect to any Consolidated Entity, without duplication, on a consolidated basis, the sum of (i) all indebtedness for money borrowed; (ii) purchase money Debt; (iii) the amount of principal payments required to be made under Sellers Notes during the term of this Agreement; (iv) capitalized leases; (v) amounts evidenced by the aggregate face amount of all outstanding letters of credit; (vi) outstanding amounts under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments; and (vii) all indebtedness guaranteed by any

         Consolidated Entity. Additionally, the calculation of Funded Debt shall include the redemption amount with respect to any redeemable preferred stock of any Consolidated Entity required to be redeemed within the next twelve (12) months.

              "Subsidiary" means, with respect to any Person, any corporation of which more than fifty percent (50%) of the issued and outstanding Voting Stock is owned or controlled by such Person at the time as of which any determination is being made either directly or indirectly through one or more other Subsidiaries.

              "Swing Line Commitment" means, at any time for the Swing Line Lender, the principal amount of up to $2,000,000.00, as evidenced by the Swing Line Note. The Swing Line Commitment shall be part of, subsumed within, and not in addition to, the Revolving Credit Loan Commitment of the Swing Line Lender.

              "Swing Line Lender" means the Agent and any successor thereto or assign thereof.

              "Swing Line Loan" means all Advances made under the Swing Line Note up to the Swing Line Commitment.

              "Swing Line Note" means the Swing Line Note of the Borrower payable to the order of the Swing Line Lender in a form approved by the Swing Line Lender in the principal amount of up to $2,000,000.00, as such may be from time to time supplemented, modified, amended, renewed, or extended.

              "Swing Line Rate" means a rate of interest equal to one-half of one percent (.50%) per annum below the Base Rate, calculated on a 360-day year for actual number of days elapsed.

              "Telerate Screen Page 3750" means the "British Bankers Association LIBOR Rates" shown on Page 3750 of the Telerate System Incorporated Service.

              "Total Funded Debt" means, without duplication, the sum of (i) Senior Funded Debt, plus (ii) the aggregate outstanding principal amount of Seller Notes.

              "Voting Stock" means securities of any class of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         Article II. The Credit.

         Section 2.01 The Revolving Credit Loan. (a) Subject to the conditions and pursuant to the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, each Lender severally agrees to make Advances (relative to such Lender) to the Borrower under the Revolving Credit Loan equal to such Lender's Pro Rata Share of the aggregate amount of the borrowing of total Advances (excluding Advances requested under the Swing Line Loan) requested by the Borrower to be made on such day.

              (b) The Maximum Total Amount available to be advanced under the Revolving Credit Loan shall be reduced dollar-for-dollar by the sum of:
         (i) the face amount of any outstanding Letter of Credit, and (ii) the principal amount outstanding from time to time under the Swing Line Note. In no event shall the Borrower permit the sum of (x) the face amount of outstanding Letters of Credit, plus (y) the outstanding principal amount of the Swing Line Note, plus (z) the outstanding principal amount of the Revolving Credit Loan to exceed the Maximum Total Amount.

              (c) On the terms and subject to the conditions hereof and the Revolving Credit Notes, and provided no Event of Default or Default Condition shall have occurred, the Borrower, may borrow, repay, and reborrow under the Revolving Credit Loan.

              (d) The failure of any Lender to make an Advance under its Revolving Credit Loan Commitment shall not relieve any other Lender of its obligations, if any, hereunder to make Advances under such Lender's Revolving Credit Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date of any requested borrowing.

         Section 2.02 Letters of Credit. (a) Provided no Event of Default or Default Condition exists, and subject to the terms and conditions of the Loan Documents, the Lenders have agreed that the Agent on behalf of the Lenders will issue to third party beneficiaries on the Borrower's account, standby letters of credit ("Letters of Credit") in the face amount of up to $5,000,000 in the aggregate. In connection with the issuance of each Letter of Credit, the Borrower shall complete and execute a Letter of Credit Application Agreement in form and substance satisfactory to Agent.

              (b) In connection with the issuance of any Letter of Credit, and on the first Business Day following the conclusion of each Fiscal Quarter, the Borrower shall pay to Agent a Letter of Credit Fee quarterly in arrears calculated as of the last day of each Fiscal Quarter, or on the expiration date of the Letter of Credit, whichever is sooner, calculated on the basis of a year of 360 days for the actual number of days elapsed and to be apportioned and paid by Agent to each of the Lenders pursuant to the Pro Rata Share of each Lender. If the term of any Letter of Credit is less than thirty (30) days, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit was equal to thirty (30) days.

              (c) In connection with the issuance of any Letter of Credit, and on the first Business Day of each Fiscal Quarter, the Borrower shall pay to Agent a Facing Fee quarterly in arrears calculated as of the last day of each Fiscal Quarter, or on the expiration date of the Letter of Credit, whichever is sooner, calculated on the basis of a year of 360 days for the actual number of days elapsed and to be retained by Agent. None of the Lenders, except for the Agent, shall share in the Facing Fee.

              (d) The Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by the Borrower of a properly completed Letter of Credit Application Agreement.

              (e) No Letter of Credit shall be issued for a term in excess of twelve (12) months, and no Letter of Credit shall be issued for a term that extends beyond the Maturity Date. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Agent.

              (f) The issuance of any Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Loan by an amount equal to the face amount of the Letter of Credit and for so long as the Letter of Credit is outstanding. Additionally, any payment by the Agent under a Letter of Credit shall be treated as an Advance (with interest calculated at the Base Rate Option) under the Revolving Credit Loan, and the terms and provisions of repayment shall be treated as an Advance under the Revolving Credit Loan.

              (g) The Lenders shall participate in all Letters of Credit requested by the Borrower. Each Lender, upon issuance of a Letter of Credit by the Agent, shall be promptly notified by Agent and shall be deemed to have purchased without recourse a risk participation from the Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Agent therefor and discharge when due, its Pro Rata Share of all obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Agent if so notified by Noon (Nashville, Tennessee time) on such day, otherwise by the next succeeding Business Day, of an unreimbursed drawing. The obligation of each Lender to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default Condition or an Event of Default or any other occurrence or event.

         Section 2.03 Interest Rate.

              (a) The Applicable Rate for Advances under the Revolving Credit Loan shall either be the Base Rate Option or the LIBOR Option, as selected by the Borrower pursuant to the procedure specified in parts
         (b) and (c) below. The Applicable Rate for the Swing Line Loan shall be the Swing Line Rate.

              (b) So long as the Borrower complies with Section 2.04 herein, the Borrower may elect that any Advance under the Revolving Credit Loan shall bear interest at either the Base Rate Option or the LIBOR Option. In the event that the Borrower fails to designate an Applicable Rate, or in the event the Borrower fails to make an interest rate election in strict compliance herewith, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option.

              (c) In no event shall there be more than ten (10) different Interest Rate Periods applicable to LIBOR Advances.

              (d) Upon the occurrence of an Event of Default, the indebtedness described herein and all obligations hereunder immediately shall bear interest at the Default Rate.

              (e) All interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         Section 2.04 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Loan Commitments from the date hereof until the Maturity Date pursuant to the following procedure:

              (a) the Borrower, acting through either its: (i) Chief Executive Officer, (ii) Chief Financial Officer, or (iii) any Person designated in writing by the Chief Executive Officer to request Advances (which designation shall be delivered by the Borrower to the Agent), requests an Advance by delivering a Borrowing Request to Agent;

              (b) in the case of Advances which the Borrower elects to bear interest at the Base Rate Option the Borrowing Request must be delivered to the Agent no later than on or before 11:00 A.M. (Nashville, Tennessee time) on the Borrowing Date, and in the case of Advances which the Borrower elects to bear interest at the LIBOR Option the Borrowing Request must be delivered to the Agent no later than on or before 11:00 A.M. (Nashville, Tennessee time) three (3) Business Days prior to the Borrowing Date, and any Borrowing Request received by Agent after 11:00 A.M. (Nashville, Tennessee time) will be deemed given on the next succeeding Business Day and all telephonic notices shall be promptly confirmed in writing delivered to Agent;

              (c) all Borrowing Requests shall specify (i) the amount of the requested Advance, which amount must be in a minimum amount of $200,000 and in increments of $50,000 for Advances at the Base Rate Option, and in a minimum amount of $2,500,000 and in increments of $500,000 for Advances at the LIBOR Option, (ii) whether the borrowing is to be (A) a new Advance at the LIBOR Option or Base Rate Option or a combination thereof or (B) a conversion from a LIBOR Option to a Base Rate Option or a Base Rate Option to a LIBOR Option or (C) a rollover of an existing Advance at the

         LIBOR Option, and (iv) if the Advance is to be entirely or partly made as a LIBOR Loan, the chosen Interest Rate Period;

              (d) at least three (3) Business Days prior to the expiration of any applicable Interest Rate Period for an Advance at the LIBOR Option, the Borrower shall designate a new Applicable Rate, and in the event that the Borrower fails to make such designation, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option until designated otherwise;

              (e) the Borrower authorizes the Agent to cause all Advances to be deposited into the Funding Account;

              (f) the Agent and the Lenders shall have no liability to the Borrower arising out of their compliance with the borrowing procedure specified in this Section 2.04, except for acts of gross negligence or willful misconduct; and

              (g) the giving of notice by the Borrower that it is requesting an Advance shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance is made: (i) no Event of Default or Default Condition has occurred; and (ii) the representations and warranties contained in Article IV of this Agreement remain true, correct, and accurate, except that the representation contained in the first sentence of Section 4.13 herein shall not be deemed to be a continuing representation.

         Section 2.05 Use of Proceeds. Proceeds of the Revolving Credit Loan shall be used to fund Borrower's working capital, for Acquisitions and capital expenditures needs, for Borrower's general corporate purposes, and to repay and to cancel all outstanding amounts owed to STB under the existing credit facility.

         Section 2.06 Participation. Any Lender shall have the right to enter into one or more participation agreements with one or more Affiliates, banks, or financial institutions on such terms and conditions as such Lender shall deem advisable. The Borrower shall furnish a sufficient number of copies of reports and certificates to Lenders so that Lenders and each participating lender shall receive a copy of each such document.

         Section 2.07 Term of This Agreement. This Agreement shall be binding on the Borrower so long as there is any Revolving Credit Loan or Swing Line Loan outstanding, provided and except, the Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of such indebtedness.

         Section 2.08 Payments to Principal Office; Debit Authority. Each payment under the Revolving Credit Loan and the Swing Line Loan shall be made without defense, setoff, or counterclaim to Agent at its Principal Office in U.S. dollars for the account of Lenders and in immediately available funds no later than on or before 1:00 P.M. (Nashville, Tennessee time) on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent. Additionally, payments under the Swing Line Loan shall be made pursuant to the procedure specified in the Business Sweep Agreement.

         Section 2.09

              (a) Required Prepayment. Whenever the aggregate amount outstanding under the Revolving Credit Loan exceeds the Maximum Total Amount, the Borrower shall immediately pay to Agent for the account of Lenders such amounts as may be necessary to cause the aggregate principal amount outstanding under the Revolving Credit Loan to be equal to or less than the Maximum Total Amount. Whenever the amount outstanding under any individual Revolving Credit Note exceeds the maximum amount permitted to be outstanding under such Revolving Credit Note, the Borrower shall immediately pay to Agent for the account of the respective Lender such amounts as may be necessary to cause the principal amount outstanding under such Revolving Credit Note to be equal to or less than such Revolving Credit Note's maximum permitted amount. Whenever the amount outstanding under the Swing Line Note exceeds the maximum amount permitted to be outstanding under the Swing Line Loan, the Borrower shall immediately pay to the Agent such amounts as may be necessary to cause the principal amount outstanding under the Swing Line Note to be equal to or less than the maximum amount permitted to be outstanding under the Swing Line Loan.

              (b) Principal Payments and Optional Prepayments. The Borrower may make principal reductions and prepayments under the Revolving Credit Notes provided that (i) in the case of amounts outstanding under the Revolving Credit Notes calculated at the LIBOR Option, (A) principal reductions and prepayments may only be made at the end of the applicable Interest Rate Period, (B) the Borrower delivers written notice to Agent no later than on or before 1:00 P.M. (Nashville, Tennessee time) three (3) Business Days prior to such payment, and (C) each such payment shall be received on or before 1:00 P.M. (Nashville, Tennessee time) on the date of such payment and shall be in a principal amount of not less than $1,000,000 and in integral multiples of $100,000, and (ii) in the case of amounts outstanding under the Revolving Credit Notes calculated at the Base Rate Option, the Borrower shall give notice and make such payment no later than on or before 1:00 P.M. (Nashville, Tennessee time) on any Business Day and provided each such payment shall be in a principal amount of not less than $200,000 and in integral multiples of $50,000. Any such payments and prepayments shall be subject to payment of the amounts described in Section 2.10, in the manner set forth therein, but not to any other prepayment charge, fee or premium. All such payments and prepayments will be applied first to unpaid expenses (if any), then to breakage costs (if any), then to accrued interest, then to principal in the inverse order of maturity, allocated, in the case of the Revolving Credit Notes, pro-rata among the Lenders.

              (c) Permanent Reductions. Upon three (3) Business Days prior written notice delivered from the Borrower to Agent, the Borrower may permanently reduce the maximum principal amount that may be borrowed under the Revolving Credit Loan; provided that such permanent principal reduction shall be in a principal amount of at least $5,000,000 and in integrals of $1,000,000, and provided that such reductions may not be made on Advances calculated at the LIBOR Option except at the end of the applicable Interest Rate Period and provided that such reduction shall also be subject to the amounts described in Section 2.10 herein. In the event that a permanent principal reduction is made under the Revolving Credit Loan, the Maximum Total Amount and the Revolving Credit Loan Commitment of each Lender shall permanently be reduced on a pro rata basis.

              (d) Interest Payments. Interest shall be paid on the Revolving Credit Loan no later than on or before 1:00 P.M. (Nashville, Tennessee time) as follows: (i) on Advances calculated at the Base Rate Option, all accrued interest shall be paid on a quarterly basis and in arrears by Borrower to Agent, with such payment to be made on the first Business Day following the end of each Fiscal Quarter, or if such day is not a Business Day, then on the next succeeding Business Day; (ii) on Advances calculated at the LIBOR Option, all accrued interest shall be paid in arrears by Borrower to Agent on the last day of each Interest Rate Period, provided that for all Advances at the LIBOR Option that have an Interest Rate Period in excess of three (3) months, accrued interest on such Advances shall also be paid on the last day of each three (3) month period calculated from the initiation of such Interest Rate Period; and (iii) on the Maturity Date, the Borrower shall pay to the Agent an amount equal to all accrued interest.

         Section 2.10 Funding Losses. The Borrower shall compensate each Lender, upon any Lender's written request to the Borrower, copied to Agent (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made by Lender in good faith) for all losses, additional cost, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry loans on which interest is calculated at LIBOR to the extent not recovered by such Lender in connection with the reemployment of such funds), which such Lender may sustain because a repayment (including mandatory prepayments) of any amounts to which LIBOR applies occurs on a date that is not the last Business Day of an applicable Interest Rate Period.

         Section 2.11 Apportionment of Payments. Aggregate principal and interest payments in respect of Advances under the Revolving Credit Loan shall be apportioned among all outstanding Revolving Credit Loan Commitments to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Revolving Credit Loan Commitments. In the event the Agent receives payment under the Revolving Credit Loan on or before 1:00 P.M. (Nashville, Tennessee time), then the Agent shall promptly thereafter distribute to each Lender its share of all such payments received by the Agent on such Business Day. Payments received by Agent subsequent to 1:00 P.M. (Nashville, Tennessee time) shall be treated as received on the next succeeding Business Day. Payments received by Agent for the Swing Line Loan shall not be apportioned but shall be delivered to the Swing Line Lender.

         Section 2.12 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the indebtedness relating to Advances under the Revolving Credit Loan (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of the Revolving Credit Loan, such Lender shall forthwith (a) notify the Agent, upon which the Agent shall promptly thereafter notify each of the other Lenders of such receipt, and (b) purchase from the other Lenders such participations in the Revolving Credit Loan as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion will be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights to receive payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lenders may otherwise have, the Lenders shall be entitled, at their option, to offset balances held by any of them at any of their offices against any principal of or interest on the indebtedness described herein which is not paid when due by reason of a failure by the Borrower to make any payment when due to such Lender (regardless whether such balances are then due to the Borrower), in which case such offsetting Lender shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         Section 2.14 Commitment Fee. Commencing on the first Business Day following September 30, 1997 and on the first Business Day following the end of each Fiscal Quarter thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) and on the Maturity Date, the Borrower shall pay to the Agent on or before 1:00 P.M. (Nashville, Tennessee time) for distribution upon receipt promptly thereafter to the Lenders based on their Pro Rata Share a Commitment Fee equal to the average unused portion of the Revolving Credit Loan (less the face amount of Letters of Credit outstanding during such time period issued by Agent pursuant to Section 2.02 herein) for the Fiscal Quarter (or portion thereof) then ended, multiplied by the Applicable Margin then in effect relating to the Commitment Fee calculation; provided that the payment made on the first Business Day following September 30, 1997 shall be for a time period from the Closing Date to and including September 30, 1997. The Commitment Fee shall be calculated based on a year of 360 days for the actual number of days elapsed.

         Section 2.15 Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with the indebtedness described herein, Borrower, Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to the Borrower).

         Section 2.16 Interest Rate Not Ascertainable, Etc. In the event that the Agent shall in good faith have determined that on any date for determining LIBOR, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination. At the expiration of any Interest Rate Period then in effect and until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Agent), all Loans shall bear interest at the Base Rate Option.

         Section 2.17 Illegality. (a) In the event that the Agent shall have determined at any time that the making or continuance of any Advance bearing interest at the LIBOR Option has become unlawful by compliance by any of the Lenders in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Agent shall give prompt notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination.

              (b) Upon the giving of the notice to the Borrower referred to in
         Section 2.17(a), the Borrower's right to elect a LIBOR Option shall be immediately suspended, and all Advances shall bear interest at the Base Rate Option.

         Section 2.18 Increased Costs. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

              (A) the Agent or any Lender shall be subject to any tax, duty or other charge with respect to any Advances bearing interest at the LIBOR Option (all such Advances being collectively referred to as the "LIBOR Loans") or its obligation to make LIBOR Loans, or the basis of taxation of payments to the Agent or any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of the Agent or such Lender, or similar taxes, pursuant to the laws of jurisdictions with taxing authority over the Agent or such Lender); or

              (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on the Agent or any Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to the Agent or any Lender of agreeing to make, fund or maintain LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by the Agent or any Lender, then the Borrower shall from time to time, upon written notice from and demand in good faith by the Agent on the Borrower, pay to the Agent for the account of the Lenders (or any Lender) within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Agent or such Lender against such increased cost; provided, however, that nothing in this section shall require the Borrower to indemnify the Agent or any Lender for withholding taxes.

              (b) If the Agent shall in good faith determine that at any time, because of the circumstances described in Section 2.18(a)(i) or (ii) arising after the date of this Agreement affecting the Agent or any Lender or the London interbank market or the Agent or any Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined by the Agent or any Lender will not adequately and fairly reflect the cost to the Agent or any Lender of funding such LIBOR Loans, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such advice, and a summary of the basis for such determination, and then, and in any such event and until Agent notifies the Borrower that such circumstances no longer exist (which notice shall be given forthwith after such determination is made by the Agent):

                   (i) The Borrower's right to request, and the Agent's and any Lender's obligation to make or permit portions of the indebtedness described herein to remain outstanding past the last day of the then current Interest Rate Period as LIBOR Loans shall be immediately suspended; and

                   (ii) After the last day of the then-current Interest Rate Period, all indebtedness described herein shall bear interest at the Base Rate Option.

         Section 2.19 Swing Line Commitment; Use of Proceeds.

              (a) Availability. Subject to and upon the terms and conditions herein set forth, the Swing Line Lender, from and after the Closing Date through Business Day next preceding the Maturity Date, hereby agrees to make available to the Borrower from time to time, Swing Line Loans which shall not exceed in aggregate the principal amount at any time outstanding under the Swing Line Commitment.

              (b) Borrowing Procedure Under Swing Line Commitment. The Borrower may borrow under the Swing Line Commitment from the date hereof until the Maturity Date pursuant to the following procedure:

                   (i) the Borrower, acting through either its (A) Chief Executive Officer, (B) Chief Financial Officer, or (C) any Person designated in writing by its Chief Executive Officer to request Advances under the Swing Line Loan (which designation shall be delivered by the Borrower to the Agent), may request an Advance under the Swing Line Loan no later than on or before 11:00 A.M. (Nashville, Tennessee time) on the date an Advance under the Swing Line Loan is desired; provided that any request for an Advance under the Swing Line Loan received by Agent after 11:00 A.M. (Nashville, Tennessee time) will be deemed given on the next succeeding Business Day;

                   (ii) in addition to the procedure specified in subpart (i) above, Advances under the Swing Line Loan may be automatically funded by the Swing Line Lender pursuant to the procedure specified in the Business Sweep System;

                   (iii) the Borrower authorizes the Agent to cause all Advances to be deposited into the Funding Account; and

                   (iv) the giving of notice by the Borrower that it is requesting an Advance under the Swing Line Loan and the acceptance by the Borrower of Advances pursuant to such request or pursuant to the procedure comprising the Business Sweep System shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance: (A) no Event of Default or Default Condition has occurred; and (B) the representations and warranties contained in Article IV of this Agreement remain true, correct, and accurate, except that the representation contained in the first sentence of Section 4.13 herein shall not be deemed to be a continuing representation.

              (c) Use of Proceeds. The proceeds of Swing Line Loans shall be used by the Borrower for acquisitions, capital expenditures, working capital, and other general corporate purposes.

              (d) Refunding Swing Line Loans With Proceeds of Mandatory Revolving Loans. If (i) any Swing Line Loan shall be outstanding upon the occurrence of an Event of Default, or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Credit Loan, the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans outstanding to the Swing Line Lender would exceed the Swing Line Lender's Revolving Credit Loan Commitment, then each Lender hereby agrees, upon request from the Swing Line Lender, to make a Revolving Credit Loan (which shall be initially funded as a Base Rate Option) in an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (Nashville, Tennessee time) on the first Business Day following receipt by each Lender of a request to make Revolving Credit Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Credit Loans are made, the Swing Line Lender's pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of the Revolving Credit Loans made by the Swing Line Lender. Upon the making of any Revolving Credit Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Credit Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default Condition or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Entity; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Credit Loan Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         Article III. Guarantors.

         Section 3.01 Guarantors. The obligations of the Borrower under the Loan Documents shall be guaranteed jointly and severally by each of the Guarantors pursuant to the Guaranties.

         Article IV. Representations and Warranties.

         To induce Lenders to enter this Agreement and extend credit under this Agreement, the Borrower covenants, represents and warrants to Agent and to Lenders as follows:

         Section 4.01 Corporate Existence. The Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the State of Tennessee, and it is duly qualified as a foreign corporation in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, except where failure to so qualify does not have a material adverse effect on the Borrower, its respective business, or its respective Properties. The Borrower will not commence doing business in any state unless and until the Borrower shall have qualified to do business in such state.

         Section 4.02 Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the board of directors of the Borrower has authorized the Borrower to execute and perform under the Loan Documents; and all other corporate and shareholder action on Borrower's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         Section 4.03 Binding Obligations. This Agreement is, and the Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower and its respective Properties, and this Agreement and the Loan Documents are enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

         Section 4.04 No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Loan Documents does not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter), bylaws, articles of organization, and/or operating agreement of the Borrower, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Borrower is subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower.

         Section 4.05 No Consent. The Borrower's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person.

         Section 4.06 Financial Condition. The consolidated Financial Statements which have been delivered to Agent and to Lenders for the Consolidated Entities dated March 31, 1997 have been prepared in accordance with GAAP consistently applied, and such consolidated Financial Statements present fairly the financial condition of the Consolidated Entities as of the date or dates and for the period or periods stated therein. No material adverse change in the financial condition of the Consolidated Entities taken as a whole has occurred since the date of such Financial Statements.

         Section 4.07 Investments, Advances, and Guaranties. None of the Consolidated Entities has made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements.

         Section 4.08 Liabilities and Litigation. None of the Consolidated Entities has any material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. Except as disclosed in writing to Agent by Borrower from time to time, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting any of the Consolidated Entities that involves the possibility of any judgment or liability not fully covered by insurance and that may materially and adversely affect the business or the Properties of any of the Consolidated Entities or their respective ability to carry on their business as now conducted.

         Section 4.09 Taxes; Governmental Charges. Each of the Consolidated Entities has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon each of them or upon any of their respective Properties or income, which are due and payable, including interest and penalties, except where being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves as required by GAAP by the Borrower or the affected Consolidated Entity. Each of the Consolidated Entities has made all required withholding deposits.

         Section 4.10 No Default. None of the Consolidated Entities is in default in any respect that materially and adversely affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which any of the Consolidated Entities is a party or by which any of them or their Properties are bound. None of the Consolidated Entities is in violation of its respective Articles of Incorporation (or Charter), Bylaws, Articles of Organization, or operating agreements. No Default Conditions hereunder have occurred or are continuing as of the date hereof.

         Section 4.11 Compliance with Laws, Etc. None of the Consolidated Entities is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which any of the Consolidated Entities, or any of their respective Properties is subject in any respect that materially and adversely affects their respective business, Properties, or financial condition. None of the Consolidated Entities has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of their respective Properties or to the conduct of their business, which if not obtained would have or has a material adverse effect on any of the Consolidated Entities. All improvements on the real estate owned by, leased to, or used by the Consolidated Entities conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         Section 4.12 ERISA. Each of the Consolidated Entities is in compliance in all material respects with the applicable provisions of ERISA. None of the Consolidated Entities has incurred any "accumulated funding deficiency" within the meaning of ERISA which is material to the financial condition of the Consolidated Entities taken as a whole, and none of the Consolidated

Entities has incurred any liability to PBGC in connection with any Plan which liability is adverse and material to financial condition of the Consolidated Entities taken as a whole.

         Section 4.13 Consolidated Entities. Each of the Consolidated Entities is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority, licenses, permits, and authorizations necessary to own Property and to carry on its business as now being conducted, and is qualified to do business in every jurisdiction required by law, except in those instances where the failure to be so qualified or to obtain such licenses, permits, and authorizations does not have a material adverse effect on such Consolidated Entity.

         Section 4.14 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by the Consolidated Entities to Agent or to Lenders in connection with this Agreement, contain any material misstatement of fact or fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         Section 4.15 Solvency. The Borrower is solvent. The Borrower is generally paying its debts as they mature and the fair value of the Borrower's assets substantially exceeds the sum total of its respective liabilities.

         Section 4.16 Regulation U. None of the Consolidated Entities is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the indebtedness described herein shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lenders to violate the provisions of Regulation U. Each Consolidated Entity is in full compliance with, and has not violated or allowed to be violated any provision of, any of the regulations G, T, U or X, any laws and regulations to employee benefit plans, and/or applicable environmental laws, rules, or regulations.

         Section 4.17 Filings. The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.18 Title, Etc. Each of the Consolidated Entities has good title to its respective Properties, free and clear of all Liens except those permitted by Section 7.02 herein, and except for any defects in title which would not have a material adverse effect on the business, Properties, financial condition or operations of any of the Consolidated Entities or on the ability of the Borrower to perform its respective obligations under this Agreement or any of the other

Loan Documents. The Consolidated Entities possess all trademarks, copyrights, trade names, patents, licenses, and rights therein, free from burdensome restrictions, which are adequate for the conduct of their respective business as now conducted and presently proposed to be conducted, except for such that would not have a material adverse effect on the business, Properties, financial condition or operations of any of the Consolidated Entities or on the ability of the Borrower to perform its respective obligations under this Agreement or any of the other Loan Documents.

         Section 4.19 Investment Company Act. None of the Consolidated Entities is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.20 Personal Holding Company. The Borrower is not a "personal holding company" as defined in Section 542 of the Code.

         Section 4.21 Burdensome Agreements. The Consolidated Entities are not parties to any agreements that materially restrict their ability to conduct their business as presently conducted or that may be expected to have a material, adverse effect on the financial condition of any of the Consolidated Entities.

         Section 4.22 Insurance. Schedule 4.22 attached hereto depicts the type and amount of insurance coverage maintained by each of the Consolidated Entities with respect to their respective Properties and businesses. The Consolidated Entities have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect. The Consolidated Entities shall continue to maintain substantially similar insurance coverage on their respective Properties and businesses throughout the term of this Agreement.

         Section 4.23 Subsidiaries. Schedule 4.23 sets forth all Subsidiaries existing as of the Closing Date, the jurisdiction of their incorporation, and the direct or indirect ownership interest of the Borrower therein.

         Article V. Conditions Precedent.

         Section 5.01 Initial Conditions. Lenders' obligation to extend credit and to issue any Letter of Credit hereunder and the Swing Line Lender's obligation to extend credit is subject to the Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the date hereof, in form and substance satisfactory to Agent and its counsel:

              (a) Notes and Loan Documents. This Agreement, the Revolving Credit Notes, Swing Line Note, the Guaranties of each of the Guarantors, any Letter of Credit Application Agreements, and other documents executed in connection with this Agreement (the "Loan Documents").

              (b) Resolutions. Certified copies of resolutions of the Board of Directors of the corporate Borrower and each of the Guarantors authorizing or ratifying the execution, delivery, and performance, respectively, of Loan Documents to which each is a party.

              (c) Certificate of Existence. A certificate of existence of the Borrower and each of the Guarantors from the state or commonwealth in which the Borrower and the Guarantors are incorporated or organized, which certificate shall contain no facts objectionable to Agent.

              (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

              (e) Incumbency Certificate. A certificate of the secretary or any assistant secretary of the Borrower and each of the Guarantors certifying: (i) the names of the officer or officers of the Borrower and each of the Guarantors authorized to sign the respective Loan Documents, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, the Borrower and each of the Guarantors.

              (f) Charter and By-Laws and Organizational Documents. A copy of the Borrower's and the Guarantors' respective by-laws and charter or articles of incorporation and/or articles of organization and operating agreement, if applicable, (including all amendments thereto) certified by the secretary or any assistant secretary of the Borrower and Guarantors, as applicable, and in the case of the charter or articles of incorporation, by the Secretary of State of the state or commonwealth in which the Borrower and the Guarantors are incorporated, as being true and complete copies of the current charter or articles of incorporation and by-laws of each.

              (g) Attorneys Opinion Letter. An opinion letter from counsel to the Borrower and the Guarantors favorably opining as to such matters as required by Agent.

              (h) Payment of Fees, Etc. Payment of all outstanding fees and expenses to Agent, and to any Lender, including all of Agent's reasonable legal fees.

              (i) No Default Certificate. Delivery of a certificate dated as of the Closing Date executed by the Chief Executive Officer or the Chief Financial Officer of the Borrower certifying to Agent and to Lenders that no Default Condition or Event of Default exists.

              (j) Other. Such other documents as Agent may reasonably request.

         Section 5.02 All Borrowings. The Lenders' obligation to extend credit pursuant to this

Agreement and to issue any Letter of Credit and the Swing Line Lender's obligation to extend credit pursuant to this Agreement is subject to the following additional Conditions Precedent which shall be met each time an Advance under the Revolving Credit Loan (including the request for the issuance of a Letter of Credit) and Advance under the Swing Line Loan is made:

              (a) The representations of the Borrower contained in Article IV are true and correct as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced;
         (b) There has been no material adverse change in the Borrower's consolidated financial condition or other condition since the date of the last borrowing hereunder; (c) No Default Conditions and no Event of Default have occurred and continue to exist; (d) No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against any of the Consolidated Entities and no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to adversely affect the financial position or business of the Consolidated Entities taken as a whole or impair the ability of the Borrower to perform its respective obligations under this Agreement or any other Loan Documents.

         Article VI. Affirmative Covenants.

         The Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all indebtedness described herein shall have been finally paid in full, unless the Required Lenders shall otherwise first consent in writing, the Borrower shall:

         Section 6.01 Financial Statements and Reports. Promptly furnish to Agent (with sufficient copies for distribution by Agent to each Lender):

              (a) Annual Reports. As soon as available, and in any event within one hundred (100) days after the close of each Fiscal Year of the Borrower, the audited consolidated Financial Statements of the Consolidated Entities setting forth the audited consolidated balance sheets of the Consolidated Entities as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and statements of retained earnings, along with supporting notes to such consolidated Financial Statements, of the Consolidated Entities for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of the Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income, and statements of retained earnings of the Borrower duly certified by the Borrower's chief financial officer as being correct reflections of the information used for the audited consolidated Financial Statements. The audit opinion in respect of the consolidated Financial Statements of the Consolidated Entities shall be the unqualified opinion of one of the nationally recognized "Big Six" firms of independent certified public accountants acceptable to Agent and shall be accompanied by such certificates as reasonably required by Agent;

              (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter, the consolidated balance sheets of the Borrower as of the end of such Fiscal Quarter, and the consolidated and consolidating balance sheets and consolidating statements of income and statements of cash flow of the Borrower for such quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of the Borrower as being true and correct to the best of his or her knowledge;

              (c) Compliance Reports. As soon as available and in any event within one hundred days (100) after the end of a Fiscal Year or within fifty (50) days after the end of each Fiscal Quarter that is not the end of a Fiscal Year, the calculations with supporting details by the Borrower of the financial covenants contained in Article VII A herein, all in a format similar to that described on Exhibit G hereto, along with a certificate of compliance certified by the chief executive officer or chief financial officer of the Borrower stating that such officer has no knowledge of any Event of Default or Default Condition, or if such officer has obtained such knowledge, disclosing the nature, details, and period of existence of such event;

              (d) SEC Filings and Public Information. Within three (3) days after such are filed with the Securities and Exchange Commission, copies of all filings made (including Borrower's 8-K reports) except for the Borrower's 10-Q and 10-K reports which shall be due within ten
         (10) days after such are filed; and

              (e) Other Information. Promptly upon its becoming available, such other material information, including, but not limited to, material violations of environmental laws or regulations and important matters relating to funding of employee benefit plans, about the Consolidated Entities as a whole or the indebtedness described herein, or such other information that any Lender through the Agent may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP.

         Section 6.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual audited consolidated Financial Statements pursuant to
Section 6.01(a) hereof, furnish or cause to be furnished to Agent (with sufficient copies for distribution to each Lender) a certificate of compliance in a form reasonably satisfactory to Agent prepared by one of the nationally recognized "Big Six" accounting firms stating that in making the examination necessary for their audit they have obtained no knowledge of any Default Condition or Event of Default, or event which, after notice or lapse of time (or both), would constitute a Default Condition or Event of

Default or, if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

         Section 6.03 Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon any of the Consolidated Entities or upon any of their respective income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Consolidated Entity's Property; provided, however, that none of the Consolidated Entities shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such of the Consolidated Entities, as applicable, shall establish reserves therefor adequate under GAAP.

         Section 6.04 Maintenance.

              (a) Except as otherwise provided herein, (i) continue to engage in business of the same general type as conducted on the Closing Date by the Consolidated Entities, taken as a whole, and (ii) maintain and cause each Consolidated Entity to maintain its corporate, partnership, joint venture, limited partnership, and/or limited liability company existence, name, rights, and franchises;

              (b) observe and comply and cause each Consolidated Entity to observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of any of the Consolidated Entities) with all applicable laws, environmental laws and regulations, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments;

              (c) maintain and cause each Consolidated Entity to maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may be conducted properly and efficiently at all times; and

              (d) maintain and cause each Consolidated Entity to maintain ownership of, and all presently existing benefits and rights arising from, their respective patents, trademarks, franchises, and other intellectual property.

         Section 6.05 Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. The Borrower at its expense promptly will execute and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan

Documents, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 6.06 Performance of Obligations.

              (a) Pay the indebtedness described herein according to the terms of the Loan Documents; and

              (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, at the time or times and in the manner specified.

         Section 6.07 Insurance. Maintain and continue to maintain, and cause each Consolidated Entity to maintain and continue to maintain, with financially sound and reputable insurers, insurance satisfactory in type, coverage and amount to Agent against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of any Lender, through the Agent, the Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of the Consolidated Entities in form and substance satisfactory to Agent and if requested will furnish each Lender copies of the applicable policies.

         Section 6.08 Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which the Borrower's certified public accountants concur and which changes have been reported to Agent in writing and with an explanation thereof.

         Section 6.09 Right of Inspection. Permit and cause each Consolidated Entity to permit any officer, employee, or agent of Agent or any Lender as may be designated by Agent to visit and inspect any of the Property of any of the Consolidated Entities, to examine the books of record and accounts of any of the Consolidated Entities, and to discuss the affairs, finances, and accounts of any of the Consolidated Entities with the respective officers, accountants, and auditors of any of the Consolidated Entities, all at such reasonable times and as often as Agent may reasonably desire.

         Section 6.10 Notice of Certain Events. Promptly notify Agent if the Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of any of the Consolidated Entities with respect to a claimed default, together with a detailed statement by a responsible officer of the respective Consolidated Entity specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the affected Consolidated Entity is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings, including, but not limited to, environmental matters, affecting any of the Consolidated Entities in which the amount involved is material and is not adequately covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of the Consolidated Entities taken as a whole; or (iv) any dispute between any of the Consolidated Entities and any governmental or regulatory authority or any other Person, entity, or agency which, if adversely determined, might interfere with the normal business operations of the Consolidated Entities taken as a whole; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of any of the Consolidated Entities from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document.

         Section 6.11 ERISA Information and Compliance. Comply and cause each of the Consolidated Entities to comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which any of the Consolidated Entities is a party, provided that no Event of Default or Default Condition shall be deemed to have occurred unless the failure to comply with ERISA or such other laws governing any pension or profit sharing plan or arrangement has a material, adverse impact on the financial condition of the Consolidated Entities taken as a whole. The Borrower shall provide and shall cause each of the Consolidated Entities to provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         Section 6.12 Management. Give immediate notice to Agent of any material change in the composition of Persons comprising the senior management or the executive committee of the Borrower.

         Section 6.13 Additional Guaranties. At the same time that any of the Consolidated Entities acquires any Person that is or becomes a Consolidated Entity, the Borrower shall cause such new Consolidated Entity to execute a Guaranty in the form of the Guaranties executed by the Guarantors, and to deliver to Agent such Guaranties and other documents, instruments and items with respect thereto that are similar to those documents, instruments and items delivered by the Guarantors with regard to their Guaranties. Additionally, in such case upon Agent's request, the Borrower shall cause the Agent to receive a counsel's opinion letter issued by counsel acceptable to Agent regarding such matters involving such Consolidated Entity as may be required by Agent. Immediately upon any Person becoming a Consolidated Entity, the Borrower shall give notice thereof to Agent. The Borrower shall pay the costs and expenses, including without limitation, the Agent's legal fees and expenses, in connection with the preparation, negotiation, execution and review of the Guaranty of such Consolidated Entity and the other items described in this Section.

         The provisions of this Section 6.13 shall not apply to Future University, Inc. in the event that it becomes a Consolidated Entity until and unless: (i) the Borrower or any other Consolidated Entity acquires one hundred percent (100%) ownership of the common stock of Future University, Inc., or (ii) any Consolidated Entity makes loans or advances to Future University,

Inc.

         Section 6.14 Equity Proceeds. Give to Agent five (5) Business Days prior notice of any proposed transaction intended to raise Equity Proceeds.

         Article VII. Negative Covenants.

         The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, unless Required Lenders shall otherwise first consent in writing, the Borrower will not, either directly or indirectly, and will not allow any of the Consolidated Entities to:

         Section 7.01 Debts, Guarantees, and Other Obligations. Except as otherwise set forth in this Agreement, incur, create, assume, or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article VII, the foregoing prohibitions shall not apply to:

              (a) any indebtedness owed to Lenders and to the Swing Line Lender as set forth in this Agreement;

              (b) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

              (c) trade payables, accruals, deferrals or similar obligations and liabilities (other than for borrowed money or purchase money obligations) from time to time incurred or accrued in the ordinary course of business not to exceed amounts historically and customarily incurred or accrued by any Consolidated Entity;

              (d) taxes, assessments, or other governmental charges that are not yet assessed or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if the appropriate Consolidated Entity shall have made any reserve therefor required by GAAP;

              (e) indebtedness (direct or contingent) to others, excluding Seller Notes, that does not exceed $5,000,000 in the aggregate for all Consolidated Entities;

              (f) indebtedness owed or guaranties provided by the Guarantors to the Borrower, or indebtedness owed or guaranties provided by the Guarantors to each other, or indebtedness owed or guaranties provided by the Borrower to the Guarantors; and

              (g) Seller Notes not to exceed $20,000,000 in the aggregate outstanding principal balance at any one time.

         Section 7.02 Liens. Create, incur, assume, or permit to exist any Lien on any of their respective Property (real, personal, or mixed now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

              (a) Liens securing the payment of any of the indebtedness described in this Agreement; and

              (b) Permitted Encumbrances.

         Section 7.03 Investments, Loans, and Advances. Make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

              (a) investments in direct obligations of the United States of America or any agency thereof having maturities of less than one year;

              (b) investments in direct obligations of any political subdivisions of the United States of America or any State of the United States of America having a senior unsecured senior debt rating from Standard and Poor's Corporation or Moody's Investors Services, Inc. of AA or better and having maturities of less than one year;

              (c) investments in commercial paper of the highest credit rating of Standard and Poor's Corporation or Moody's Investors Services, Inc., or upon the discontinuance or either or both of such services, any other nationally recognized rating service,

              (d) investments in bankers' acceptances and certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;

              (e) investments in money market funds so long as the fund is rated or so long the fund is a fund operated by a commercial bank of the type specified in (d) above;

              (f) tax exempt cash equivalents secured by a standby letter of credit (issued by a bank with single "A" or better rating by Standard & Poor's Corporation or A2 or better rating by Moody's Investors Services, Inc.) or by credit insurance sufficient to obtain a "AAA" rating by Standard & Poor's Corporation or Aaa by Moody Investors Services, Inc. or having an underlying credit rating of single "A" or better rating by Standard & Poor's Corporation or A2 or better rating by Moody's Investors Services, Inc.;

              (g) advances to officers and employees of Borrower made in the ordinary course of business and not in excess of amounts customarily and historically loaned to such officers and employees not to exceed $100,000 in the aggregate;

              (h) the endorsement of negotiable or similar instruments in the ordinary course of business;

              (i) investments in stock of any existing Subsidiary; and

              (j) investments in the form of stock purchases incurred in Acquisitions permitted by Section 7.12 herein.

         Section 7.04 Distributions, and Redemptions; Issuance of Stock. (a) Purchase, redeem, or otherwise acquire for value any of its stock now or hereafter outstanding, provided that the Borrower may be permitted to redeem up to 2% of its outstanding Voting Stock in any Fiscal Year, (b) return any capital to its stockholders, or (c) make any distribution of its assets to its stockholders as such; provided that these restrictions shall not be deemed to restrict the Borrower's ability to issue dividends in the ordinary course of business so long as no Event of Default or Default Condition exists or would exist immediately after such dividends have been made.

         Section 7.05 Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Entity shall sell or transfer any material portion of its Property, whether now owned or hereafter acquired, and by which any Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Entity intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 7.06 Nature of Business. Suffer or permit any material change to be made in the character of the business of any of the Consolidated Entities, as carried on as of the date hereof.

         Section 7.07 Mergers, Consolidations, Etc. Merge, consolidate or reorganize with or into, or sell, assign, lease, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to, or become an Affiliate of, any Person; provided, however, so long as no Event of Default and no Default Condition has occurred or will occur immediately thereafter as a result of such: (a) any Consolidated Entity other than the Borrower may transfer assets to the Borrower or to any other Consolidated Entity; (b) the Borrower may merge, reorganize or consolidate with any Person as long as, after giving effect to any such merger, reorganization or consolidation the Borrower is the surviving corporation; and (c) excluding the Borrower, any other Consolidated Entity may merge into another Consolidated Entity.

         Section 7.08 Proceeds of Loan. Permit the proceeds of the Advances to be used for any purpose other than those permitted under this Agreement.

         Section 7.09 Disposition of Assets. Dispose of any of the assets of any of the Consolidated Entities other than in the ordinary course of such of the Consolidated Entities' (as applicable) present business upon terms standard in such of the Consolidated Entities' (as applicable) industry; provided that this restriction shall not prohibit any of the Consolidated

Entities from disposing of any portion of its assets if such disposition does not have a material, adverse effect on the financial or other condition of the Consolidated Entities taken as a whole, and provided that this restriction shall not prohibit any Consolidated Entity from transferring its assets to the Borrower or to another Consolidated Entity (excluding Future University, Inc. until such time as Future University, Inc. becomes a Guarantor).

         Section 7.10 Limitation on Business. Engage in any business other than the business in which the Consolidated Entities are currently primarily engaged as a whole as of this Agreement, nor transact business between Borrower and/or any other Consolidated Entity except on an arm's length basis for fair consideration.

         Section 7.11 Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower of its obligations.

         Section 7.12 Acquisitions. Make any Acquisition in which: (A) less than fifty percent (50%) of the consideration paid or given in such Acquisition consists of stock, and (B) the cash paid exceeds $5,000,000.

         Section 7.13 Advances to Future University, Inc. Make any loans or advances of monies funded under the Revolving Credit Loans to Future University, Inc. until Future University, Inc. becomes a Guarantor.

         Article VII.A. Financial Covenants.

         The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, unless Majority Lenders shall otherwise first consent in writing, the Borrower will not:

         Section 7A.01 Financial Covenants.

              (a) Minimum Net Worth. Permit the Consolidated Net Worth to be less than a minimum amount equal to: (i) $91,000,000, plus (ii) on a quarterly basis for each Fiscal Quarter beginning with the Second Fiscal Quarter for the 1997 Fiscal Year, a cumulative amount equal to 75% of quarterly Consolidated Net Income, plus (iii) 100% of the net proceeds of any Equity Proceeds raised subsequent to Closing Date. For the purpose of this calculation, Consolidated Net Income shall never be less than 0.

              (b) Senior Funded Debt to EBIA. Permit the ratio of Senior Funded Debt of the Consolidated Entities divided by EBIA to exceed a ratio of
         2.5 to 1.0 calculated as of the end of each Fiscal Quarter. For the purpose of this calculation, the number attributed to EBIA shall be determined by using the two most profitable quarterly EBIA calculations for the preceding three Fiscal Quarters multiplied by two (2).

              (c) Total Funded Debt to EBIA. Permit the ratio of Total Funded Debt of the

         Consolidated Entities divided by EBIA to exceed a ratio of 3.0 to 1.0 calculated as of the end of each Fiscal Quarter. For the purpose of this calculation, the number attributed to EBIA shall be determined by using the two most profitable quarterly EBIA calculations for the preceding three Fiscal Quarters multiplied by two (2).

              (d) Adjusted Total Funded Debt to Capitalization. Permit the ratio of Adjusted Total Funded Debt to Capitalization to exceed .40 to 1.0 at any time, all as determined at the end of each Fiscal Quarter.

              (e) Fixed Charge Coverage Ratio. Permit the ratio of EBIA to Fixed Charges, as calculated at the end of each Fiscal Quarter on a trailing four quarter basis, to be less than 2.5 to 1.0 at any time.

         Article VIII. Events of Default.

         Section 8.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

              (a) Principal and Interest Payments. The Borrower fails to make payment by of principal when due in accordance with the terms of the Loan Documents or the Borrower fails to pay within five (5) days when due any payment of interest or any other amount when due in accordance with the terms of the Loan Documents; or

              (b) Representations and Warranties. Any representation or warranty made by the Borrower in any Loan Document is incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate, or data furnished or made by the Borrower in any Loan Document with respect to any indebtedness is untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

              (c) Obligations. The Borrower fails to perform any of its respective obligations as required by and contained in any Loan Document or a breach or violation occurs under any of the promises, agreements, or covenants contained herein and such breach or violation is not cured within thirty (30) days after delivery of written notice by Agent to Borrower, provided and except that such thirty (30) day cure period shall not apply and an Event of Default shall be deemed to exist without opportunity to cure upon the breach or violation of any of the following articles and sections of this Agreement: Section 6.04(a)(i), 6.10, 6.11, 6.12, 6.13, 6.14, Article VII, and Article
         VII.A; or

              (d) Involuntary Bankruptcy or Receivership Proceedings . A receiver, custodian, liquidator, or trustee of the Borrower or any of the Guarantors, or of any of their respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or the Borrower or any of the Guarantors is adjudicated bankrupt or insolvent; or any of the Property of the Borrower or any of the

         Guarantors is sequestered by court order; or a petition is filed against the Borrower or any of the Guarantors under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, which petition is not dismissed within sixty (60) days after it has been filed; or

              (e) Voluntary Petitions. The Borrower or any of the Guarantors takes affirmative steps to prepare to file, or the Borrower or any of the Guarantors files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

              (f) Assignments for Benefit of Creditors, Etc. The Borrower or any of the Guarantors makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or any of the Guarantors or of all or any part of their respective Properties; or

              (g) Undischarged Judgments. If a final, non-appealable judgment for the payment of money in excess of $500,000 is rendered by any court or other governmental authority against the Borrower or any of the Guarantors which is not fully covered by valid collectible insurance, or if any judgment by any court or governmental authority is entered against the Borrower, any of the Guarantors, or any Property of the Borrower or the Guarantors, which judgment has a material adverse affect on the Borrower or any of the Guarantors and which judgment is not discharged, stayed, or deferred for sixty (60) days after date of entry; or

              (h) Violation of Laws, Etc. The Borrower or any of the Guarantors violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof the effect of which has a material and adverse impact on the Borrower or any of the Guarantors; or Borrower or any of the Guarantors fails or refuses at any and all times to remain current in its or their financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which the shares of the Borrower or any Guarantors are traded; or

              (i) Execution of Guaranty by a Consolidated Entity. Should any Consolidated Entity not execute and deliver to Agent the guaranty and other items required by Section 6.13 herein; or

              (j) ERISA Liability. The Borrower or any of the Guarantors incurs any liability under ERISA that has a material adverse effect on the financial condition or other condition of the Borrower or any of the Guarantors; or

              (k) Change of Ownership. More than thirty percent (30%) of the outstanding common stock of Borrower becomes owned by any Control Group who does now own more than thirty percent (30%) of the outstanding Voting Stock; or

              (l) Executive Committee. A significant change occurs in the membership of Borrower's executive committee; or

              (m) Default to Other Persons. A default, breach, or event of default occurs under any promissory note for an amount in excess of $500,000 issued by Borrower or any Guarantor to any Person or a default, breach, or event of default occurs under any agreement between Borrower or any Guarantor and any Person involving Debt of $500,000 or more, the effect of which is to permit or cause the Person to accelerate such indebtedness and to demand payment thereof, provided, that an Event of Default shall not be deemed to have occurred if the Borrower or any Guarantor in good faith is contesting by appropriate proceedings the demand and acceleration and if the Borrower or Guarantor, as applicable, has established an appeal bond (if appropriate), cash bonds, sureties, bonds, or cash reserves in such amounts as reasonably required by Agent or in the case of an appeal bond, as required by law.

         Section 8.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(d) and 8.01(e): (i) Agent, acting pursuant to Lenders' direction as set forth in
Article XII, may declare the entire principal amount of all indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which the Borrower hereby expressly waives, (ii) Agent, acting pursuant to Lenders' direction as set forth in
Article XII may terminate and cancel all obligations of the Lenders (including the Swing Line Lender) under this Agreement unless and until the Lenders (including the Swing Line Lender) shall reinstate such obligations in writing; or (iii) Agent, acting pursuant to Lenders' direction as set forth in Article XII, may bring an action to protect or enforce the rights of the Agent and the Lenders (including the Swing Line Lender) under the Loan Documents or seek to collect the indebtedness described herein by any lawful means.

         Upon the happening of any event specified in Section 8.01(d) and
Section 8.01(e) above: (i) all indebtedness described herein, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which the Borrower hereby expressly waives, (ii) all obligations of Lenders (including the Swing Line Lender) under this Agreement shall immediately cease and terminate unless and until each of the Lenders (including the Swing Line Lender) shall reinstate such obligations in writing; or (iii) Agent, acting pursuant to Lenders' direction as set forth in Article XII, may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein and/or enforce the obligations evidenced herein by any lawful means.

         Section 8.03 Default Conditions. Any of the following events shall be considered a Default Condition:

              (a) The Borrower suffers a material adverse change in its financial condition; or

              (b) Should any event occur that except for the giving of notice and/or the passage of time would be an Event of Default.

         Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that subject to Article XII, the Agent and the Lenders (including the Swing Line Lender), in their sole discretion, and without notice to the Borrower, may immediately cease making any Advances, all without liability whatsoever to the Borrower or any other Person whomsoever, all of which is expressly waived hereby. The Borrower releases the Lenders (including the Swing Line Lender) and the Agent from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lenders' determination to cease making Advances pursuant to this Section.

         Article IX. General Provisions.

         Section 9.01 Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

              (a) if to the Borrower, to its address shown below, or to such other address as Borrower may have furnished to Agent in writing:

                        Mr. Alan R. Sielbeck
                        CEO and Chairman of the Board
                        Service Experts, Inc.
                        111 Westwood Place
                        Suite 420
                        Nashville, Tennessee 37027

              (b) if to Agent, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished the Borrower in writing:

                        SunTrust Bank, Nashville, N.A., Agent
                        201 Fourth Avenue, North
                        Nashville, Tennessee 37219
                        Attention: Allen Oakley

              (c) if to Lenders, to the address of each of the Lenders as shown beside the respective signature of each of the Lenders.

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

         Section 9.02 Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         Section 9.03 Survival of Agreements. All representations and warranties of the Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing Date.

         Section 9.04 Successors and Assigns. The Borrower may not assign its respective rights or delegate duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of the Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of the Agent, each Lender, the Swing Line Lender, and their respective successors and assigns.

         Section 9.05 Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Agent or any Lender or the Swing Line Lender, their respective officers, employees, consultants, or agents, nor any failure or delay by Agent or any Lender or the Swing Line Lender with respect to exercising any right, power, or privilege of Agent or any Lender or the Swing Line Lender under any of the Loan Documents shall operate as a waiver thereof, except as otherwise provided in this Agreement. Acting pursuant to the requirements of Article XII herein, Agent may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Agent. The execution by Agent of any waiver shall not obligate Agent or any Lender or the Swing Line Lender to grant any further, similar, or other waivers.

         Section 9.06 Cumulative Rights. Rights and remedies of Agent or any Lender or the Swing Line Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.07 Governing Law. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 9.08 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 9.09 Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees and out-of-pocket expenses of counsel for Agent) incurred by Agent in connection with the preparation, execution, delivery, administration, enforcement, or protection of Agent's or any Lender's or Swing Line Lender's rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof).

         Section 9.10 Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         Section 9.11 Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

         Section 9.12 Distribution of Information. The Borrower hereby authorizes the Agent and each Lender (including the Swing Line Lender), as the Agent and each Lender (including the Swing Line Lender) may elect in its sole discretion, to discuss with and furnish to any Affiliate, to any government or self-regulatory agency with jurisdiction over the Agent and each Lender (including the Swing Line Lender), or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to the Borrower, the Guarantors, and/or the Consolidated Entities, whether such information was provided by the Borrower or prepared or obtained by the Agent or third parties. Neither the Agent nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of the Borrower which the Agent may elect to distribute, whether such information was provided by the Borrower or prepared or obtained by the Agent or third parties, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

         Article X. Jury Waiver.

         Section 10.01 Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, THE BORROWER, AGENT, AND EACH LENDER (INCLUDING THE SWING LINE LENDER) HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         Article XI. Hazardous Substances.

         Section 11.01 Representation and Indemnity Regarding Hazardous Substances.

              (a) The Borrower has no knowledge of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its Property or on any of the Property of any Consolidated Entity; or of any spills or disposal of Hazardous Substances that have occurred or are occurring off any of its Property (or the Property of any Consolidated Entity) as a result of any construction on or operation and use of such Property; in each case under this paragraph (a) so as to violate any Environmental Law in a manner that would have a material adverse effect on the business, Properties or financial condition of the Borrower or the Consolidated Entities or on the ability of the Borrower or the Guarantors to perform their respective obligations under this Agreement or any of the other Loan Documents.

              (b) The Borrower represents that its Property and any current operation concerning its Property (and the Property of any of the Consolidated Entities) and its business operations are not in violation of any applicable Environmental Law, and the Borrower has no actual knowledge or any notice from any governmental body claiming that such Property or such business operations or operations or uses of the Property have or may result in any violation of any Environmental Law or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with the Property or any of the Borrower's business in order to comply with any Environmental Law with which Borrower has not complied, in each case under this paragraph (b) wherein such violation would have a material adverse effect on the business, Properties, or financial condition of the Borrower and/or any of the Consolidated Entities. If there are any such notices which would have such effect with which the Borrower has not complied, the Borrower shall provide Agent with copies thereof. If the Borrower receives any such notice which would have such effect, the Borrower will immediately provide a copy to Agent.

              (c) The Borrower agrees to indemnify and hold Agent and each of the Lenders (including the Swing Line Lender) harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of the Property of any Consolidated Entity in violation of any Environmental Law; (ii) any violation or alleged violation of any Environmental Law relating to Hazardous Substances on any of the Property of any Consolidated Entity, whether attributable to events occurring before or after Borrower's acquisition of any of its Property or the acquisition of such property by any Consolidated Entity; (iii) any violation of any Environmental Law by any of the Consolidated Entities resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any inaccuracy in the certifications contained in Section 11.01(a).

         Article XII. The Agent.

         Section 12.01 Appointment of Agent. Each Lender hereby designates STB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of a Revolving Credit Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

         Section 12.02 Authorization of Agent with Respect to the Loan Documents. (a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Loan Documents to any Affiliate of the Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Agent under and with respect to the applicable Loan Document.

              (b) The Agent shall administer the Loans described herein and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Agent were the sole Lender under the Loan Documents, except that:

                   (i) The Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Agent in the administration of similar credit facilities for its own account.

                   (ii) The Agent shall not, without the consent of the Majority
              Lenders, take any of the following actions:

                        (A) agree to a waiver of any material requirements, covenants, or obligations of the Borrower or any of the Guarantors contained herein;

                         (B) agree to any amendment to or modification of any of
                   the terms of any of the Loan Documents, except Agent may agree to amendments and modifications to the Swing Line Note with only the consent of the Swing Line Lender;

                         (C) waive any Event of Default or Default Condition as
                   set forth in this Agreement;

                         (D) accelerate the indebtedness described in this
                   Agreement following an Event of Default; or

                         (E) initiate litigation or pursue other remedies to
                   enforce the obligations contained in any Loan Document or to collect the indebtedness described herein.

                   (iii) The Agent shall not, without the consent of all of the
              Lenders, take any of the following actions:

                        (A) increase or extend any Revolving Credit Loan
                   Commitment or the Maximum Total Amount;

                        (B) extend the maturity of any payment of principal of
                   or interest on the indebtedness described herein;

                        (C) reduce any fees paid to or for the benefit of
                   Lenders under this Agreement;

                        (D) reduce the rate of interest charged on the
                   indebtedness described herein;

                        (E) release any Guaranty;

                        (F) waive, amend, modify or change the Conditions
                   Precedent;

                        (G) postpone any date fixed for the payment in respect
                   of principal of, or interest on the indebtedness described herein, or any fees hereunder;

                        (H) modify the definition of Majority Lenders; or

                        (I) modify this Section 12.02(b)(iii).

                   (iv) The Agent shall use its best efforts to distribute to
              Lenders copies of Financial Statements and other material writings and documents delivered to Agent by Borrower within three (3) Business Days after receipt thereof; provided, however, the Agent shall have no liability for failure to comply with this provision.

              (c) The Agent, upon its receipt of actual notice thereof, shall notify the Lenders of: (i) each proposed action that would require the consent of the Lenders as set forth herein, or (ii) any action proposed to be taken by the Agent in the administration of the Loans and Loan Documents not in the ordinary course of business; provided that any failure of the Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Agent to the Lenders except for the Agent's gross negligence or willful misconduct.

              (d) The Lenders agree that the Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. Agent shall incur no liability to any of the Lenders for giving consent on behalf of the Lenders when under the terms of this Agreement consent may not be unreasonably withheld.

              (e) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Majority Lenders or all of the Lenders is required or requested by Agent, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after Agent sends such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

         Section 12.03 Agent's Duties Limited; No Fiduciary Duty. The Lenders agree that the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         Section 12.04 NO RELIANCE ON THE AGENT. (A) EACH LENDER REPRESENTS AND WARRANTS TO THE AGENT AND THE OTHER LENDERS THAT INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT, EACH LENDER, TO THE EXTENT IT DEEMS APPROPRIATE, HAS MADE AND SHALL CONTINUE TO MAKE (I) ITS OWN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES IN CONNECTION WITH THE TAKING OR NOT TAKING OF ANY ACTION IN CONNECTION HEREWITH, AND (II) ITS OWN APPRAISAL OF THE CREDIT WORTHINESS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES, AND, EACH LENDER FURTHER AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE AGENT SHALL HAVE NO DUTY OR RESPONSIBILITY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO PROVIDE ANY LENDER WITH ANY CREDIT OR OTHER INFORMATION WITH RESPECT THERETO, WHETHER COMING INTO ITS POSSESSION BEFORE THE MAKING OF THE LOANS OR AT ANY TIME OR TIMES THEREAFTER. AS LONG AS ANY OF THE LOANS ARE OUTSTANDING AND/OR ANY AMOUNT IS AVAILABLE TO BE REQUESTED OR BORROWED HEREUNDER, OR THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE NOT BEEN CANCELLED AND TERMINATED, EACH LENDER SHALL CONTINUE TO MAKE ITS OWN INDEPENDENT EVALUATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES.

              (b) The Agent shall not be responsible to any Lender (including the Swing Line Lender) for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Swing Line Note, the Guaranties, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors, or any of the Consolidated Entities, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Swing Line Note, the Guaranties, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors, or any of the Consolidated Entities or the existence or possible existence of any Default Condition or Event of Default.

         Section 12.05 Certain Rights of Agent. The Lenders agree that if the Agent shall request instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Agent shall not incur liability to any Person by reason of so refraining.

Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).

         Section 12.06 Reliance by Agent. The Lenders agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 12.07 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, ratably according to their respective Pro Rata Share, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations and indemnifications arising under this Section 12.07 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection with the Letters of Credit and expiration of the Letters of Credit.

         Section 12.08 The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loan made by it and the Revolving Credit Note issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Majority Lenders," "holders of Revolving Credit Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may also exercise rights and remedies of the Swing Line Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, the Guarantors, the Consolidated Entities, or any Affiliate of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         Section 12.09 Holders of Notes. The Agent and the Borrower may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the Borrower. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note.

         Section 12.10 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders; provided, however, the Agent may not resign or be removed until (i) a successor Agent has been appointed and shall have accepted such appointment, and (ii) the successor Agent has assumed all responsibility for issuance of the Letters of Credit and the successor Agent has assumed in the place and stead of the Agent all existing liability under outstanding Letters of Credit, and (iii) the successor agent has assumed all responsibility for Advances under the Swing Line Loan (including outstanding Advances thereunder) and the successor Agent has assumed in the place and stead of the Agent all existing liability under the Swing Line Loan. The transactions described in the immediately preceding sentence shall be accomplished pursuant to written agreements reasonably satisfactory to the Agent and the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

              (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
         Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         Section 12.11 Notice of Default or Event of Default. In the event that the Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default Condition or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Agent to Lenders, the Majority Lenders (or all of the Lenders if required hereunder) shall fail to request the Agent to take action or to assert rights under this

Agreement in respect of any Default Condition or Event of Default within five
(5) Business Days after their receipt of the notice of any Default Condition or Event of Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default Condition or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article VIII hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

         Section 12.12 Benefit of Agreement.

              (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender, provided that no such action shall increase the cost of the Loans to the Borrower.

              (b) Each Lender may assign a portion of its interests, rights and obligations under this Agreement, including all or a portion of any of its Revolving Credit Loan Commitment (including without limitation its commitment to participate in Letters of Credit) to any Eligible Assignee; provided, however, that (i) the amount of the Revolving Credit Loan Commitment of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiples thereof, (ii) the assigning Lender may not assign to an Eligible Assignee more than an amount equal to $10,000,000; (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, (iv) the Borrower shall execute a Revolving Credit Note or Revolving Credit Notes subject to such assignment, and
         (v) the Eligible Assignee shall pay to the Agent a processing and recordation fee of $3,000. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Revolving Credit Loan Commitment of $5,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes to the order of the Eligible Assignee in a principal amount equal to the applicable Revolving Credit Loan Commitment assumed by it pursuant to such Assignment and Acceptance, as well as a new Revolving Credit Note or Revolving Credit Notes to the assigning Lender in the amount of its retained Revolving Credit Loan Commitment. Such new Revolving Credit Notes to the Eligible Assignee and to the assigning Lender shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit Notes, shall be dated the date of the surrendered Revolving Credit Note or Revolving Credit Notes that they replace, and shall otherwise be in substantially the form attached hereto as Exhibit E.

              (c) No assignment of all or any portion of this Agreement by any Lender shall be permitted without compliance with the provisions of
         Section 12.12(b) hereof, or if such assignment would violate any applicable securities law. In connection with its execution and delivery hereof each Lender represents that it is acquiring its interest herein for its own account for investment purposes and not with a view to further distribution thereof, and shall require any proposed assignee to furnish similar representations to the Agent and the Borrower.

              (d) Each Lender may, without the consent of the Borrower or the Agent, but subject to the provisions of Section 2.06, sell participations in its respective Revolving Credit Loan Commitment and Letter of Credit commitments to such Lender's Affiliate(s), but sales of participations to Persons other than such Lender's Affiliates shall be made only with the prior consent of the Agent and in all events subject to said section. Provided, however, that (i) no Lender may sell a participation in its aggregate Revolving Credit Loan Commitment and Letter of Credit commitments (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of at least $5,000,000 (except that no such limitation shall be applicable to any such participation sold at any time there exists an Event of Default hereunder), (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and
         (iv) the Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations as provided in this Agreement and the other Loan Documents. Each Lender shall promptly notify in writing the Agent of any sale of a participation hereunder.

              (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 12.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, any of the Guarantors, or the Consolidated Entities furnished to such Lender by or on behalf of the Borrower, any of the Guarantors, or any of the Consolidated Entities. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information and agree to maintain the confidentiality thereof as described herein, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to the Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, and such representatives, shall further agree to return to the Borrower all documents or other written material and copies thereof received from any Lender, the Agent, or the Borrower relating to such confidential information.

              (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Revolving Credit Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the assigning Lender from any of its obligations hereunder.

         ENTERED INTO the date first above written.

                                       BORROWER:

                                       SERVICE EXPERTS, INC.


                                       By: /s/ Alan R. Sielbeck
                                          --------------------------------------

                                       Title: President
                                             -----------------------------------


                                       AGENT:

                                       SUNTRUST BANK, NASHVILLE, N.A., Agent


                                       By: /s/ Tracy L. Elliott
                                          --------------------------------------

                                       Title: Commercial Officer
                                             -----------------------------------

                                       Address:    201 Fourth Avenue North
                                                   Nashville, Tennessee 37219





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                                      -53-

                                       LENDERS:

                                       SUNTRUST BANK, NASHVILLE, N.A.


                                       By: /s/ Tracy L. Elliott
                                          --------------------------------------

                                       Title: Commercial Officer
                                             -----------------------------------


                                       Address:    201 Fourth Avenue North
                                                   Nashville, Tennessee 37219

                                       Pro Rata Share: 30%





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                                      -54-

                                    BANK OF AMERICA, FSB


                                    By: /s/ John Yankoslas
                                       -----------------------------------------

                                    Title: Vice President
                                          --------------------------------------


                                    Address:   1230 Peachtree Street, Suite 3600
                                               Atlanta, Georgia 30309

                                    Pro Rata Share: 20%






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                                      -55-

                                  SOUTHTRUST BANK, NATIONAL
                                  ASSOCIATION


                                  By: /s/ David S. Hugh
                                     -------------------------------------------

                                  Title: Vice President
                                        ----------------------------------------


                                  Address: 230 Fourth Avenue North, 8th Floor Nashville, Tennessee 37219

                                  Pro Rata Share: 25%











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                                      -56-

                                     NATIONSBANK OF TENNESSEE, N.A.


                                     By: /s/ Joe D. Mylam
                                        ----------------------------------------

                                     Title: Vice President
                                           -------------------------------------


                                     Address:   One NationsBank Plaza, 2nd Floor
                                                Nashville, Tennessee 37239-1697

                                     Pro Rata Share: 25%











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